UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

December 8, 2021

PPD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39212	45-3806427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

929 North Front Street

Wilmington, North Carolina 28401

(Address of principal executive offices and zip code)

(910) 251-0081

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PPD	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Pursuant to an Agreement and Plan of Merger dated April 15, 2021 (the “Merger Agreement”) by and among PPD, Inc., a Delaware corporation (the “Company” or “PPD”), Thermo Fisher Scientific Inc., a Delaware corporation (“Thermo Fisher”) and Powder Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Thermo Fisher (“Merger Sub”), the Company was merged with and into Merger Sub (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Thermo Fisher. The Merger became effective on December 8, 2021 (the “Effective Time”).

At the Effective Time, (i) each issued and outstanding share of capital stock of Merger Sub was converted into and became one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share of the Surviving Corporation, (ii) each issued and outstanding share of the Company’s common stock, par value $0.01 per share (“PPD Common Stock”), that was owned by PPD, Thermo Fisher or Merger Sub or any other direct or indirect wholly owned subsidiary of the Company or of Thermo Fisher, in each case immediately prior to the Effective Time, was automatically canceled and retired and ceased to exist, and no consideration was delivered in exchange therefor and (iii) each issued and outstanding share of PPD Common Stock (other than shares described in clause (ii)) were converted into the right to receive an amount in cash equal to $47.50, without interest and less any applicable withholding taxes (the “Merger Consideration”) and were automatically canceled and retired and ceased to exist, and each holder of any such shares of PPD Common Stock ceased to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement.

At the Effective Time, each vested Company stock option (including any stock option that vested as a result of the Merger) was canceled and converted into the right to (i) the Merger Consideration less the applicable exercise price multiplied by (ii) the number of shares subject to such stock option. Each Company restricted stock unit (“RSU”) held by a non-employee director of the Company (whether vested or unvested) was canceled and converted into the right to receive (A) the Merger Consideration multiplied by (B) the number of shares subject to such RSU. Each unvested Company stock option, each Company RSU (other than any RSU held by a non-employee director of the Company) and each Company performance-based restricted stock unit (“PSU”) was canceled and converted, based on an exchange ratio that preserved the award’s value (and rounded down to the nearest whole share of Thermo Fisher common stock in the case of Company stock options and rounded up to the nearest whole share of Thermo Fisher common stock in the case of Company RSUs and PSUs), into an equity award of Thermo Fisher with substantially the same terms and conditions, including treatment in connection with certain terminations of employment consistent with the Company’s applicable policy (except that any PSU converted based on actual performance and is no longer subject to performance-based vesting conditions). With respect to any fractional share of Thermo Fisher common stock that would otherwise be included in a converted stock option award but for the rounding down to the nearest share of Thermo Fisher common stock, the holder was entitled to receive a cash payment in lieu of such fractional share.

The foregoing description of the Merger is only a summary of certain material provisions thereof, does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2021, and which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Existing Credit Agreement

In connection with the consummation of the Merger, on December 8, 2021, the Company terminated the Credit Agreement, dated as of January 13, 2021 (the “Credit Agreement”), by and among the Company and its indirect wholly owned subsidiary, PPD Development, L.P., JPMorgan Chase Bank, N.A., as the administrative agent, collateral agent and a L/C issuer, and each lender party thereto and each L/C issuer party thereto. The Company paid an aggregate amount of approximately $3,036.7 million in satisfaction of all of its outstanding obligations under the Credit Agreement in accordance with its terms.

4.625% Senior Notes due 2025; 5.000% Senior Notes due 2028

Information in Item 8.01 as to the satisfaction and discharge of the Indenture governing the 4.625% Senior Notes due 2025 (the “2025 Notes”) and 5.000% Senior Notes due 2028 (the “2028 Notes” and, together with the 2025 Notes, the “Notes”)) is incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. As described in the Introductory Note above, on December 8, 2021, the Merger was completed pursuant to Section 251 of the DGCL and the Company became a wholly-owned subsidiary of Thermo Fisher.

The total cash consideration paid by Thermo Fisher pursuant to the Merger Agreement was approximately $17.4 billion. The Merger was financed with a combination of cash on hand and the proceeds from offerings of its senior unsecured notes.

The foregoing description of the Merger is only a summary of certain material provisions thereof, does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2021, and which is incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Thermo Fisher or the Company or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about Thermo Fisher or the Company in their public reports filed with the SEC. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the respective parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or of any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Thermo Fisher’s or the Company’s respective public disclosures.

A copy of the press release issued by Thermo Fisher on the Effective Date announcing the closing of the Merger is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On December 8, 2021, in connection with the consummation of the Merger, the Company (i) notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) suspend trading of the shares of Common Stock effective on December 8, 2021, and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration (“Form 25”) to delist and deregister the shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects that, in accordance with the Company’s request, NASDAQ will file a Form 25 on December 8, 2021 to provide notification of such delisting and to effect the deregistration of the shares of Common Stock under Section 12(b) of the Exchange Act. The delisting of Common Stock from NASDAQ will be effective 10 days after the filing of the Form 25. The Company intends to file with the SEC a Form 15 requesting that the shares of Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of the Company occurred. Following the consummation of the Merger, the Company became a wholly owned subsidiary of Thermo Fisher.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, at the Effective Time, all of the directors of the Company ceased to serve as the directors of the Surviving Corporation.

At the Effective Time, in connection with the Merger and in accordance with the terms of the Merger Agreement, Michael Boxer, Anthony Hugh Smith and Maura A. Spellman, who served as the directors of Merger Sub immediately prior to the Effective Time, listed below, became the directors of the Surviving Company.

Also in connection with the consummation of the Merger, immediately following the Effective Time, David Johnston was appointed as President of the Company. David Johnston, Ph.D., served as the Company’s Executive Vice President of Global Clinical Development from October 2016 until this appointment. From July 2013 to September 2016, Dr. Johnston served as Executive Vice President and Global Head of PPD Laboratories. Prior to joining the Company, Dr. Johnston worked at Laboratory Corp of America (LH) from April 1998 to June 2013, where he most recently served as Senior Vice President and Global Head of the Clinical Trials business.

In addition, effective upon the consummation of the Merger, David Simmons, the Company’s Chief Executive Officer, Christopher Scully, the Company’s Executive Vice President and Chief Financial Officer, William Sharbaugh, the Company’s Chief Operating Officer, Anshul Thakral, the Company’s Chief Commercial Officer and Executive Vice President, Peri- and Post-Approval Services, and Glen Donovan, the Company’s Chief Accounting Officer, ceased serving as officers of the Company. Messrs. Thakral and Donovan remain employed by the Company in a non-officer capacity.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation and its bylaws, as in effect immediately prior to the Merger, were each amended and restated in their entirety, effective as of the Effective Time. Copies of the certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

In connection with, and conditioned upon, the consummation of the transactions under the Merger Agreement described in Item 2.01 of this Current Report on Form 8-K, the Company’s indirect wholly owned subsidiaries, Jaguar Holding Company II and PPD Development, L.P. (the “Issuers”) are calling for redemption all $500,000,000 outstanding aggregate principal amount of its 2025 Notes and all $700,000,000 outstanding aggregate principal amount of its 2028 Notes on December 18, 2021 (the “Redemption Date”).

The Issuers are calling the Notes in accordance with their terms at a redemption price of (a) in the case of the 2025 Notes, 100% of the principal amount of the 2025 Notes, plus the Applicable Premium (as defined in the Indenture) as of the Redemption Date and accrued and unpaid interest to, but not including, the Redemption Date relating to the 2025 Notes and (b) in the case of the 2028 Notes, 100% of the principal amount of the 2028 Notes, plus the Applicable Premium (as defined in the Indenture) as of the Redemption Date and accrued and unpaid interest to, but not including, the Redemption Date relating to the 2028 Notes. A conditional notice of redemption has been sent to all currently registered holders of the Notes.

In connection with the redemptions, on December 8, 2021, the Issuers satisfied and discharged all of their remaining obligations under the Indenture, dated as of June 5, 2020 (as amended, supplemented or otherwise modified through the date hereof, the “Indenture”), among the Issuers the guarantors party thereto and Wilmington Trust, National Association, as trustee, in accordance with its terms, and have placed funds sufficient for the redemption payments into trust for the benefit of the holders of the Notes pending the redemptions. Both redemptions are scheduled to occur on the Redemption Date.

In addition, on December 8, 2021, Thermo Fisher issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 15, 2021, by and among PPD, Inc, Thermo Fisher Scientific Inc. and Powder Acquisition Corp. (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by the Company on April 16, 2021)

3.1	Amended and Restated Certificate of Incorporation of PPD, Inc.

3.2	Amended and Restated By-Laws of PPD, Inc.

99.1	Press Release of Thermo Fisher Scientific Inc., dated December 8, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPD, Inc.

By:	/s/ Julia James
Name:	Julia James
Title:	Executive Vice President, General Counsel and Secretary

Date: December 8, 2021